Exhibit 2.1

Submit the original and    [SEAL]    SECRETARY OF STATE    THIS SPACE FOR OFFICE
one true copy to  Corporation Division - Business Registry         USE ONLY
                               255 Capitol Street NE, Suite 151
Registry Number                      Salem, OR 97310-1327           Filed
346997-85               (503) 986-2200 Facsimile (503) 378-4381   Jan 25 1994
                                                              Secretary of State

                              ARTICLES OF AMENDMENT
                   By Incorporators, Directors or Shareholders

                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.   Name of the corporation prior to amendment:

                    Capital Development Group, Inc.
                    -------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet. See attached.

3. The amendment(s) was adopted on January 6 1994 (If more than one amendment was adopted, identify the date of adoption of each amendment.)

     Check the appropriate statement: [ ] Shareholder action was required to adopt the amendment(s). The vote was as follows:

---------------------------------------------------------------------------------------------------------------------
    Class or series         Number of shares        Number of votes        Number of votes        Number of votes
       of shares              outstanding         entitled to be cast          cast for            cast against
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------

          [ ]    Shareholder   action   was  not   required   to  adopt  the
                 amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.
          [X] The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

  Execution:                                 Richard T. Borst      Incorporator
                     Signature               Printed name                 Title

  Person to contact about this filing:       Richard T. Borst (503) 224-6440

                                                 Name               Daytime
                                                 phone number


    MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION OR INCLUDE YOUR VISA OR MASTERCARD NUMBER AND EXPIRATION DATE _____-_____-_____-_____ ___/___ SUBMIT THE COMPLETED FORM AND FEE TO THE ABOVE ADDRESS OR FAX TO (503) 378-4381.

    112(11/93)

     Article III of the Articles of Incorporation of Capital Development Group, Inc. is amended to read as follows:

                                   ARTICLE III

                    The aggregate number of shares which the Corporation shall have authority to issue is (a) thirty million (30,000,000) shares of Common Stock, par value $.0001, and (b) one million (1,000,000) shares of Preferred Stock, par value $.0001. The Preferred Stock shall be issuable in series, each of which may vary, as determined by the Board of Directors, as to the designation and number of shares in such series, voting rights, dividend entitlement and rate, redemption terms and prices, the voluntary and involuntary liquidation preferences and conversion rights, if any of the aforesaid shall apply.

                            ARTICLES OF INCORPORATION

                                       OF

                         CAPITAL DEVELOPMENT GROUP, INC.


         The undersigned person of the age of eighteen (18) years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation.

                                   ARTICLE I.

         The name of this Corporation is Capital Development Group, Inc. and its duration shall be perpetual.

                                   ARTICLE II.

The purpose for which this Corporation is organized is to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                  ARTICLE III.

         The aggregate number of shares which the Corporation shall have authority to issue is three million (3,000,000) shares of Class A voting common stock with no par value and ten million (10,000,000) shares of Class B nonvoting common stock with no par value.

                                   ARTICLE IV.

         The address of the initial registered office of the Corporation is 851 S.W. Sixth Avenue, Suite 1500, Portland, Oregon 97204, and the name of its initial registered agent at such address is Richard T. Borst. Any notices required by the Oregon Business Corporation Act-to be sent to the Corporation may be sent to the registered agent at the above address until the principal office of the Corporation has been designated in an annual report.

                                   ARTICLE V.

         The name and address of the incorporator are:

                                      Richard T. Borst
                                      851 S.W. Sixth Avenue, Suite 1500
                                      Portland, Oregon 97204

                                   ARTICLE VI.

         A director shall have no personal liability to the Corporation or its stockholders for monetary damages for conduct as a director except for:

             1. Any breach of the director's duty of loyalty to the Corporation or its stockholders;

             2. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

             3. Any unlawful distribution under Oregon law; or

             4. Any transaction from which the director derived an improper personal benefit; and

             5. Any act or omission occurring prior to the date that this Article becomes effective.

         I, the undersigned incorporator, declare under penalty of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct and complete.

           EFFECTIVE the 15th day of May, 1993.


                                      -----------------------------------------
                                                 Richard T. Borst

                                 STATE OF OREGON
              Office of the Secretary of State Corporation Division

             I, Janet Sullivan, Director of the Corporation Division,

             DO HEREBY CERTIFY:

                         CAPITAL DEVELOPMENT GROUP, INC.
                                       was
                                  incorporated
                                under the Oregon

                            Business Corporation Act
                                       on
                                   May 19,1993

                 and is active on the records of the Corporation
                  Division as of the date of this certificate.










[SEAL]                                                Janet Sullivan
                                                            Director
                                        By__________________________
                                              Date:  January 6, 1995